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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 27, 2004, included in the Annual Report of United Community Banks, Inc. and subsidiaries, on Form 10-K for the year ended December 31, 2003, and incorporated by reference in this Registration Statement on Amendment No. 1 to Form S-4. We consent to the use of the aforementioned report in the Registration Statement on Amendment No. 1 to Form S-4, and to the use of our name as it appears under the caption "Experts".

                      /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
September 22, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM